Exhibit 99.1

Quest Retail Technology Pty Ltd

Annual report for the financial year ended 31 December 2007

Quest Retail Technology Pty Ltd

Independent auditors’ report

Deloitte Touche Tohmatsu ABN 74 490 121 060 11 Waymouth Street Adelaide SA 5000 GPO Box 1969 Adelaide SA 5001 Australia DX: 664 Tel: +61 (0) 8 8407 7000 Fax: +61 (0) 8 8407 7001 www.deloitte.com.au

INDEPENDENT AUDITORS’ REPORT

To the Members of Quest Retail Technology Pty Ltd

We have audited the accompanying consolidated balance sheet of Quest Retail Technology Pty Ltd (the “Company”) as of 31 December 2007, and the related statements of income, changes in equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Comparative financial statements related to the year ended 31 December 2006, as required in IAS 1, Presentation of Financial Statements, are not presented. In our opinion, disclosure of such comparative information is required under International Financial Reporting Standards as issued by the IASB.

In our opinion, except for the omission of the comparative financial statements as discussed in the preceding paragraph, such consolidated financial statements present fairly, in all material respects, the financial position of Quest Retail Technology Pty Ltd as of 31 December 2007, and the results of their operations and their cash flows for the year ended 31 December 2007, in conformity with International Financial Reporting Standards as issued by the IASB.

/s/ Deloitte Touche Tohmatsu

DELOITTE TOUCHE TOHMATSU

Adelaide, Australia

19 March 2008

Quest Retail Technology Pty Ltd

Directors’ declaration

Directors’ declaration

The directors declare that:

(a)	in the directors’ opinion, there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable;

(b)	in the directors’ opinion, the attached financial statements and notes thereto are in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and give a true and fair view of the financial position and performance of the consolidated entity.

On behalf of the Directors

/s/ Mark Haidet
Mark Haidet
Director

Atlanta Georgia, 19 March 2008

Quest Retail Technology Pty Ltd

Consolidated Income Statement

Consolidated Income statement

for the financial year ended 31 December 2007

(in Australian dollars)

		Consolidated
	Note	2007 $’000
Revenue	6	18,000
Cost of sales	7	8,469

Gross profit		9,531

Other income		204
Product development expenses	7	(655)
Marketing expenses		(1,349)
Depreciation expenses		(82)
Administration expenses		(1,326)
Foreign exchange loss		(615)

Profit before tax		5,708
Income tax expense	8	(1,575)

Profit for the year		4,133

Notes to the financial statements are included on pages 7 to 22.

Quest Retail Technology Pty Ltd

Consolidated Balance Sheet

Consolidated Balance sheet

for the financial year ended 31 December 2007

(in Australian dollars)

		Consolidated
	Note	2007 $’000
Current assets
Cash and cash equivalents	22	1,362
Trade and other receivables	9	4,236
Current tax asset	8	189
Inventories	10	1,709
Other financial assets	11	46
Other	13	74

Total current assets		7,616

Non-current assets
Property, plant and equipment	12	538
Deferred tax assets	8	249

Total non-current assets		787

Total assets		8,403

Current liabilities
Trade and other payables	14	899
Current tax liabilities		—
Provisions	15	311
Other	16	2,366

Total current liabilities		3,576

Non-current liabilities
Provisions	15	123

Total non-current liabilities		123

Total liabilities		3,699

Net assets		4,704

Equity
Issued capital	17	—
Retained earnings	18	4,704

Total equity		4,704

Notes to the financial statements are included on pages 7 to 22.

Quest Retail Technology Pty Ltd

Consolidated Statement of changes in equity

Consolidated Statement of changes in equity

for the financial year ended 31 December 2007

(in Australian dollars)

	Fully paid ordinary shares $’000	Retained earnings $’000	Total $’000
Balance at 1 January 2007	—	21,586	21,586

Profit for the year	—	4,133	4,133

Total recognised income and expense	—	4,133	4,133

Payment of dividends	—	21,015	21,015

Balance at 31 December 2007	—	4,704	4,704

Notes to the financial statements are included on pages 7 to 22.

Quest Retail Technology Pty Ltd

Consolidated Cash flow statement

Consolidated Cash flow statement

for the financial year ended 31 December 2007

(in Australian dollars)

		Consolidated
	Note	2007 $’000
Cash flows from operating activities
Receipts from customers		20,797
Payments to suppliers and employees		(19,103)
Income taxes paid		(2,275)

Net cash used in operating activities	22(c)	(581)

Cash flows from investing activities
Interest received		149
Payments for property, plant and equipment		(154)

Net cash used in investing activities		(5)

Cash flows from financing activities
Dividends paid to equity holders		(2,483)

Net cash used in financing activities		(2,483)

Net decrease in cash and cash equivalents		(3,069)

Cash and cash equivalents at the beginning of the financial year		4,431

Cash and cash equivalents at the end of the financial year	22(a)	1,362

Notes to the financial statements are included on pages 7 to 22.

Quest Retail Technology Pty Ltd

Notes to the financial statements

Notes to the financial statements

for the financial year ended 31 December 2007

Note	Contents
1	General information

2	Adoption of new and revised Accounting Standards

3	Significant accounting policies

4	Critical accounting judgements and key sources of estimation uncertainty

5	Revenue by region

6	Revenue

7	Profit for the year

8	Income taxes

9	Trade and other receivables

10	Inventories

11	Other financial assets

12	Property, plant and equipment

13	Other assets

14	Trade and other payables

15	Provisions

16	Other liabilities

17	Issued capital

18	Retained earnings

19	Dividends

20	Leases

21	Subsidiaries

22	Notes to the cash flow statement

23	Financial instruments

24	Key management personnel compensation

25	Related party transactions

26	Remuneration of auditors

27	Contingent liabilities

28	Subsequent events

Quest Retail Technology Pty Ltd

Notes to the financial statements

1. General information

Quest Retail Technology Pty Ltd (the company) is a privately held company, incorporated in Australia and operating primarily in Australia and United States.

Quest Retail Technology Pty Ltd’s registered office and its principal place of business are as follows:

Registered office	Principal place of business

37-39 Walsh Street	37-39 Walsh Street
Thebarton SA 5031	Thebarton SA 5031
Australia	Australia

The Group is involved in manufacturing and installation of point of sale systems.

2. Adoption of new and revised Accounting Standards

In the current year, the group has adopted all the new and revised standards and interpretations issued by the International Accounting Standards Board that are relevant to its operations and are effective for the current annual reporting period. The adoption of these new and revised standards and interpretations has resulted in no changes to the entity’s accounting policies.

Various standards and interpretations were on issue but were not yet effective at the date of authorisation of the financial report. The issue of these standards and interpretations do not affect the consolidated entity’s present policies and operations. The directors anticipate that the adoption of these standards and interpretations in future periods will have no material financial impact on the financial statements of the consolidated entity.

3. Significant accounting policies

Statement of compliance

The financial report is a general purpose financial report which has been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board. The financial report includes the separate financial statements of the consolidated Group.

The financial statements were authorised for issue by the directors on 19 March 2008.

Basis of preparation

The financial report has been prepared on the basis of historical cost, except for the revaluation of certain non-current assets and financial instruments. Cost is based on the fair values of the consideration given in exchange for assets. All amounts are presented in Australian dollars, unless otherwise noted.

Amounts in the financial report are rounded off to the nearest thousand dollars, unless otherwise indicated.

The following significant accounting policies have been adopted in the preparation and presentation of the financial report:

(a)	Basis of consolidation

The consolidated financial statements incorporate the financial statements of the Company and entities (including special purpose entities) controlled by the Company (its subsidiaries) (referred to as ‘the Group’ in these financial statements). Control is achieved where the Company has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities.

The results of subsidiaries acquired or disposed of during the year are included in the consolidated income statement from the effective date of acquisition or up to the effective date of disposal, as appropriate.

Where necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with those used by other members of the Group.

All intra-group transactions, balances, income and expenses are eliminated in full on consolidation.

(b)	Cash and cash equivalents

Cash comprises cash on hand and demand deposits. Cash equivalents are short-term, highly liquid investments that are readily convertible to known amounts of cash and which are subject to an insignificant risk of changes in value.

Bank overdrafts are shown within borrowings in current liabilities in the balance sheet.

Quest Retail Technology Pty Ltd

Notes to the financial statements

3. Significant accounting policies (cont’d)

(c)	Employee benefits

A liability is recognised for benefits accruing to employees in respect of wages and salaries, annual leave, long service leave, and sick leave when it is probable that settlement will be required and they are capable of being measured reliably.

Liabilities recognised in respect of employee benefits expected to be settled within 12 months, are measured at their nominal values using the remuneration rate expected to apply at the time of settlement.

Liabilities recognised in respect of employee benefits which are not expected to be settled within 12 months are measured as the present value of the estimated future cash outflows to be made by the Group in respect of services provided by employees up to reporting date.

Defined contribution plans

Contributions to defined contribution superannuation plans are expensed when incurred.

(d)	Financial assets

Investments are recognised and derecognised on trade date where the purchase or sale of an investment is under a contract whose terms require delivery of the investment within the timeframe established by the market concerned, and are initially measured at fair value, net of transaction costs except for those financial assets classified as at fair value through profit or loss which are initially measured at fair value.

Other financial assets are classified into the following specified categories: financial assets ‘at fair value through profit or loss’, ‘held-to-maturity investments’, ‘available-for-sale’ financial assets, and ‘loans and receivables’. The classification depends on the nature and purpose of the financial assets and is determined at the time of initial recognition.

The effective interest method is a method of calculating the amortised cost of a financial asset and of allocating interest income over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset, or, where appropriate, a shorter period.

Income is recognised on an effective interest rate basis for debt instruments other than those financial assets ‘at fair value through profit or loss’.

Loans and receivables

Trade receivables, loans, and other receivables that have fixed or determinable payments that are not quoted in an active market are classified as ‘loans and receivables’. Loans and receivables are measured at amortised cost using the effective interest method less impairment.

Interest is recognised by applying the effective interest rate.

Impairment of financial assets

Financial assets, other than those at fair value through profit or loss, are assessed for indicators of impairment at each balance sheet date. Financial assets are impaired where there is objective evidence that as a result of one or more events that occurred after the initial recognition of the financial asset the estimated future cash flows of the investment have been impacted. For financial assets carried at amortised cost, the amount of the impairment is the difference between the asset’s carrying amount and the present value of estimated future cash flows, discounted at the original effective interest rate.

The carrying amount of the financial asset is reduced by the impairment loss directly for all financial assets with the exception of trade receivables where the carrying amount is reduced through the use of an allowance account. When a trade receivable is uncollectible, it is written off against the allowance account. Subsequent recoveries of amounts previously written off are credited against the allowance account. Changes in the carrying amount of the allowance account are recognised in profit or loss.

With the exception of available-for-sale equity instruments, if, in a subsequent period, the amount of the impairment loss decreases and the decrease can be related objectively to an event occurring after the impairment was recognised, the previously recognised impairment loss is reversed through profit or loss to the extent the carrying amount of the investment at the date the impairment is reversed does not exceed what the amortised cost would have been had the impairment not been recognised.

In respect of available-for-sale equity instruments, any subsequent increase in fair value after an impairment loss is recognised directly in equity.

(e)	Foreign currency

The individual financial statements of each group entity are presented in the currency of the primary economic environment in which the entity operates (its functional currency). For the purpose of the consolidated financial statements, the results and financial position of each entity are expressed in Australian dollars, which is the functional currency of Quest Retail Technology Pty Ltd, and the presentation currency for the consolidated financial statements.

In preparing the financial statements of the individual entities, transactions in currencies other than the entity’s functional currency (foreign currencies) are recorded at the rates of exchange prevailing on the dates of the transactions. At each balance sheet date, monetary items denominated in foreign currencies are retranslated at the rates prevailing at the balance sheet date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing on the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated.

Quest Retail Technology Pty Ltd

Notes to the financial statements

3. Significant accounting policies (cont’d)

(e)	Foreign currency (cont’d)

Exchange differences are recognised in profit or loss in the period in which they arise except for:

•

exchange differences on monetary items receivable from or payable to a foreign operation for which settlement is neither planned or likely to occur, which form part of the net investment in a foreign operation, and which are recognised in the foreign currency translation reserve and recognised in profit or loss on disposal of the net investment.

On consolidation, the assets and liabilities of the Group’s foreign operations are translated into Australian dollars at exchange rates prevailing on the balance sheet date. Income and expense items are translated at the average exchange rates for the period, unless exchange rates fluctuated significantly during that period, in which case the exchange rates at the dates of the transactions are used. Exchange differences arising, if any, are classified as equity and transferred to the Group’s translation reserve. Such exchange differences are recognised in profit or loss in the period in which the foreign operation is disposed.

(f)	Government grants

Government grants are assistance by the government in the form of transfers of resources to the Group in return for past or future compliance with certain conditions relating to the operating activities of the entity. Government grants include government assistance where there are no conditions specifically relating to the operating activities of the Group other than the requirement to operate in certain regions or industry sectors.

Government grants are not recognised until there is reasonable assurance that the Group will comply with the conditions attaching to them and the grants will be received.

Government grants whose primary condition is that the Group should purchase, construct or otherwise acquire long-term assets are recognised as deferred income in the balance sheet and recognised as income on a systematic and rational basis over the useful lives of the related assets.

Other government grants are recognised as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants that are receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the Group with no future related costs are recognised as income of the period in which it becomes receivable.

(g)	Income tax

Current tax

Current tax is calculated by reference to the amount of income taxes payable or recoverable in respect of the taxable profit or tax loss for the period. It is calculated using tax rates and tax laws that have been enacted or substantively enacted by reporting date. Current tax for current and prior periods is recognised as a liability (or asset) to the extent that it is unpaid (or refundable).

Deferred tax

Deferred tax is accounted for using the balance sheet liability method. Temporary differences are differences between the tax base of an asset or liability and its carrying amount in the balance sheet. The tax base of an asset or liability is the amount attributed to that asset or liability for tax purposes.

In principle, deferred tax liabilities are recognised for all taxable temporary differences. Deferred tax assets are recognised to the extent that it is probable that sufficient taxable amounts will be available against which deductible temporary differences or unused tax losses and tax offsets can be utilised. However, deferred tax assets and liabilities are not recognised if the temporary differences giving rise to them arise from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither taxable income nor accounting profit. Furthermore, a deferred tax liability is not recognised in relation to taxable temporary differences arising from the initial recognition of goodwill.

Deferred tax liabilities are recognised for taxable temporary differences associated with investments in subsidiaries, branches and associates, and interests in joint ventures except where the Group is able to control the reversal of the temporary differences and it is probable that the temporary differences will not reverse in the foreseeable future. Deferred tax assets arising from deductible temporary differences associated with these investments and interests are only recognised to the extent that it is probable that there will be sufficient taxable profits against which to utilise the benefits of the temporary differences and they are expected to reverse in the foreseeable future.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period(s) when the asset and liability giving rise to them are realised or settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by reporting date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Quest Retail Technology Pty Ltd

Notes to the financial statements

3. Significant accounting policies (cont’d)

(g)	Income tax (cont’d)

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the company/Group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax for the period

Current and deferred tax is recognised as an expense or income in the income statement, except when it relates to items credited or debited directly to equity, in which case the deferred tax is also recognised directly in equity, or where it arises from the initial accounting for a business combination, in which case it is taken into account in the determination of goodwill or excess.

(h)	Inventories

Inventories are valued at the lower of cost and net realisable value. Costs, including an appropriate portion of fixed and variable overhead expenses, are assigned to inventory on hand by the method most appropriate to each particular class of inventory, with the majority being valued on a first in first out basis. Net realisable value represents the estimated selling price less all estimated costs of completion and costs necessary to make the sale.

(i)	Leased assets

Leases are classified as finance leases when the terms of the lease transfer substantially all the risks and rewards incidental to ownership of the leased asset to the lessee. All other leases are classified as operating leases. Operating lease payments are recognised as an expense on a straight-line basis over the lease term.

(j)	Property, plant and equipment

Plant and equipment, leasehold improvements and equipment under finance lease are stated at cost less accumulated depreciation and impairment. Cost includes expenditure that is directly attributable to the acquisition of the item. In the event that settlement of all or part of the purchase consideration is deferred, cost is determined by discounting the amounts payable in the future to their present value as at the date of acquisition.

Depreciation is provided on property, plant and equipment, including freehold buildings but excluding land. Depreciation is calculated on a straight line basis so as to write off the net cost of each asset over its expected useful life to its estimated residual value. Leasehold improvements are depreciated over the period of the lease or estimated useful life, whichever is the shorter, using the straight line method. The estimated useful lives, residual values and depreciation method are reviewed at the end of each annual reporting period, with the effect of any changes recognised on a prospective basis.

(k)	Provisions

Provisions are recognised when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that the Group will be required to settle the obligation, and a reliable estimate can be made of the amount of the obligation.

The amount recognised as a provision is the best estimate of the consideration required to settle the present obligation at reporting date, taking into account the risks and uncertainties surrounding the obligation. Where a provision is measured using the cashflows estimated to settle the present obligation, its carrying amount is the present value of those cashflows.

When some or all of the economic benefits required to settle a provision are expected to be recovered from a third party, the receivable is recognised as an asset if it is virtually certain that reimbursement will be received and the amount of the receivable can be measured reliably.

Warranties

Provisions for warranty costs are recognised at the date of sale of the relevant products, at the directors’ best estimate of the expenditure required to settle the Group’s obligation.

Quest Retail Technology Pty Ltd

Notes to the financial statements

3. Significant accounting policies (cont’d)

(l)	Revenue

Revenue is measured at the fair value of the consideration received or receivable. Revenue is reduced for estimated customer returns, stock rotation, price protection, rebates and other similar allowances.

Sale of goods

Revenue from the sale of goods is recognised when all the following conditions are satisfied:

•	the Group has transferred to the buyer the significant risks and rewards of ownership of the goods;

•	the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the goods sold;

•	the amount of revenue can be measured reliably;

•	it is probable that the economic benefits associated with the transaction will flow to the entity; and

•	the costs incurred or to be incurred in respect of the transaction can be measured reliably.

Rendering of services

Revenue from a contract to provide services is recognised by reference to the stage of completion of the service.

Interest revenue

Interest revenue is accrued on a time basis, by reference to the principal outstanding and at the effective interest rate applicable, which is the rate that exactly discounts estimated future cash receipts through the expected life of the financial asset to that asset’s net carrying amount.

(m)	Goods and services tax

Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except:

i.	where the amount of GST incurred is not recoverable from the taxation authority, it is recognised as part of the cost of acquisition of an asset or as part of an item of expense; or

ii.	for receivables and payables which are recognised inclusive of GST.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables.

Cash flows are included in the cash flow statement on a gross basis. The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

(n)	Intangible assets

Research and development costs

Expenditure on research activities is recognised as an expense in the period in which it is incurred.

4. Critical accounting judgements and key sources of estimation uncertainty

In the application of the Group’s accounting policies, which are described in note 3, management is required to make judgments, estimates and assumptions about carrying values of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstance, the results of which form the basis of making the judgments. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

5. Revenue by region

The total revenues for the business was $18.0 million for the year ended 31 December 2007.

Revenue from external customers by geographic locations is as follows; $4.8 million from Australia and $13.2 million from United States.

Quest Retail Technology Pty Ltd

Notes to the financial statements

6. Revenue

An analysis of the Group’s revenue for the year, is as follows:

Consolidated
2007 $’000
Revenue from the sale of goods	13,488
Revenue from the rendering of services	3,534
Other	978

18,000

Interest revenue:
Bank deposits	149

149

Other	55

18,205

7. Profit for the year

(a) Gains and losses

Profit for the year has been arrived at after crediting the following gains and losses:

Consolidated
2007 $’000
Net foreign exchange losses	615

615

(b) Other expenses

Profit for the year includes the following expenses:

2007 $’000
Operating lease rental expenses:
Minimum lease payments	145

Employee benefit expense:
Post employment benefits:
Defined contribution plans	188
Other employee benefits	2,937

3,125

Quest Retail Technology Pty Ltd

Notes to the financial statements

8. Income taxes

Income tax recognised in profit or loss

Consolidated
2007 $’000
Tax expense comprises:
Current tax expense	2,030
Deferred tax expense/(income) relating to the origination and reversal of temporary differences	(455)

Total tax expense/(income)	1,575

The prima facie income tax expense on pre-tax accounting profit from operations reconciles to the income tax expense in the financial statements as follows:

Consolidated
2007 $’000
Profit from operations	5,708
Income tax expense calculated at 30%	1,712
Non-deductible expenses	6
Research and development claim	(143)

1,575

The tax rate used in the above reconciliation is the corporate tax rate of 30% payable by Australian corporate entities on taxable profits under Australian tax law. There has been no change in the corporate tax rate when compared with the previous reporting period.

Current tax assets

Consolidated
2007 $’000
Current tax assets
Income tax refund due	189

Quest Retail Technology Pty Ltd

Notes to the financial statements

8. Income taxes (cont’d)

Deferred tax balances

Deferred tax assets/(liabilities) arise from the following:

2007	Consolidated
	Opening balance $’000	Charged to income $’000	Closing balance $’000

Temporary differences
Cash and cash equivalents	(240)	206	(34)
Trade and other receivables	(302)	245	(57)
Inventories	—	16	16
Trade and other payables	20	45	65
Provisions	127	(9)	118
Other liabilities	189	(48)	141

	(206)	455	249

9. Trade and other receivables

Consolidated
2007 $’000
Trade receivables (i)	4,591
Allowance for doubtful debts	(364)

4,227

Other	9

4,236

(i)	The average credit period on sales of goods is 60 days. No interest is charged on the trade receivables. An allowance has been made for estimated irrecoverable trade receivable amounts arising from the past sale of goods, determined by reference to past default experience. During the current financial year, the allowance for doubtful debts increased by $364 thousand in the Group. This movement was recognised in profit for the year.

Quest Retail Technology Pty Ltd

Notes to the financial statements

10.	Inventories

Consolidated
2007 $’000
Components at cost	1,709

11.	Other financial assets

Consolidated
2007 $’000
Current
Other financial assets at cost	46

12.	Property, plant and equipment

	Consolidated
	Freehold land at cost $’000	Buildings at cost $’000	Leasehold improvements at cost $’000	Plant and equipment at cost $’000	Equipment under finance lease at cost $’000	Total $’000
Gross carrying amount
Balance at 1 January 2007	110	217	—	377	—	704
Additions	—	1	—	153	—	154
Disposals	—	—	—	—	—	—
Other	—	—	—	—	—	—

Balance at 31 December 2007	110	218	—	530	—	858

Accumulated depreciation/ amortisation and impairment Balance at 1 January 2007	—	51	—	187	—	238
Disposals	—	—	—	—	—	—
Depreciation expense	—	6	—	76	—	82
Other	—	—	—	—	—	—

Balance at 31 December 2007	—	57	—	263	—	320

Net book value
As at 1 January 2007	110	166	—	190	—	466

As at 31 December 2007	110	161	—	267	—	538

The following useful lives are used in the calculation of depreciation:

Buildings	40 years

Plant and equipment	3 – 7 years

Aggregate depreciation allocated, whether recognised as an expense or capitalised as part of the carrying amount of other assets during the year:

Consolidated
2007 $
Buildings	6
Leasehold improvements	—
Plant and equipment	76
Equipment under finance lease	—

82

13.	Other assets

Consolidated
2007 $’000
Current
Prepayments	68
Other	6

74

Quest Retail Technology Pty Ltd

Notes to the financial statements

14. Trade and other payables

Consolidated
2007 $’000
Trade payables (i)	517
Goods and services tax payable	47
Accrued Liabilities	335

899

(i)	The average credit period on purchases is 30 days. No interest is charged on the trade payables. The Group has financial risk management policies in place to ensure that all payables are paid within the credit timeframe.

15. Provisions

Consolidated
2007 $’000
Current
Employee benefits	281
Warranty (i)	30

311

Non-current
Employee benefits	123

123

Consolidated
Warranty (i) $’000
Balance at 1 January 2007	22
Additional provisions recognised	8

Balance at 31 December 2007	30

(i)	The provision for warranty claims represents the present value of the directors’ best estimate of the future outflow of economic benefits that will be required under the Group’s 2 year warranty program for hardware equipment. The estimate has been made on the basis of historical warranty trends and may vary as a result of new materials, altered manufacturing processes or other events affecting product quality.

16. Other liabilities

Consolidated
2007 $’000
Current
Deferred Revenues	2,366

Quest Retail Technology Pty Ltd

Notes to the financial statements

17. Issued capital

Consolidated
2007 $’000
2 fully paid ordinary shares	—

Changes to the then Corporations Law abolished the authorised capital and par value concept in relation to share capital from 1 July 1998. Therefore, the company does not have a limited amount of authorised capital and issued shares do not have a par value.

	2007
	No.	$
Fully paid ordinary shares
Balance at beginning of financial year	2	2

Balance at end of financial year	2	2

Fully paid ordinary shares carry one vote per share and carry the right to dividends.

18. Retained earnings

Consolidated
2007 $’000
Balance at beginning of financial year	21,586
Net profit	4,133
Dividends provided for or paid (note 19)	(21,015)

Balance at end of financial year	4,704

19. Dividends

	2007
	$’000 per share	Total $’000
Recognised amounts:
Interim dividend paid on fully paid ordinary shares fully franked at a 30% tax rate	10,508	21,015

Quest Retail Technology Pty Ltd

Notes to the financial statements

20. Leases

Operating leases

Leasing arrangements

The 2 operating leases relate to office and office/warehouse facilities with lease terms of between 6 to 7 years, with an option to extend for a further 10 years (there are two 5-year renewal options) for the lease relating to the office/warehouse facility. All operating lease contracts contain market review clauses in the event that the Company exercises its option to renew. The Company does not have an option to purchase the leased asset at the expiry of the lease period.

Non-cancellable operating lease commitments
Consolidated
2007 $’000
Not longer than 1 year	171
Longer than 1 year and not longer than 5 years	572

743

21.	Subsidiaries

Name of entity	Country of incorporation	Ownership interest 2007%
Parent entity
Quest Retail Technology Pty Ltd	Australia

Subsidiaries
Quest Retail Technology Inc	United States	100
Quest POS Ltd	United Kingdom	100

22. Notes to the cash flow statement

(a) Reconciliation of cash and cash equivalents

For the purposes of the cash flow statement, cash and cash equivalents includes cash on hand and in banks and investments in money market instruments. Cash and cash equivalents at the end of the financial year as shown in the cash flow statement is reconciled to the related items in the balance sheet as follows:

Consolidated
2007 $’000
Cash and cash equivalents	1,362

(b) Non-cash financing and investing activities

The only non-cash financing and investing activities which occured during the financial year was the settlement of the receivables related to Quest Resources Pty Ltd ($18,532 million). This was settled through the dividend distribution.

Quest Retail Technology Pty Ltd

Notes to the financial statements

22. Notes to the cash flow statement (cont’d)

(c) Reconciliation of profit for the period to net cash flows from operating activities

Consolidated
2007 $’000
Profit for the year	4,133
Depreciation and amortisation	82
Interest income received and receivable	(149)

Increase/(decrease) in current tax liability	(615)
Increase/(decrease) in deferred tax balances	(455)

Changes in net assets and liabilities, net of effects from acquisition and disposal of businesses:
(Increase)/decrease in assets:
Trade and other receivables	(4,716)
Inventories	(925)
Other assets	32

Increase/(decrease) in liabilities:
Trade and other payables	380
Provisions	(40)
Other liabilities	1,692

Net cash used in operating activities	(581)

23. Financial instruments

(a) Capital risk management

The Group manages its capital to ensure that it will be able to continue as a going concern while maximizing the return through the optimization of the debt and equity balance.

The capital structure of the Group consists of cash and cash equivalents and equity attributable to equity holders, comprising issued capital and retained earnings as disclosed in notes 17 and 18 respectively.

(b) Significant accounting policies

Details of the significant accounting policies and methods adopted, including the criteria for recognition, the basis of measurement and the basis on which income and expenses are recognized, in respect of each class of financial asset, financial liability and equity instrument are disclosed in note 3 to the financial statement.

(c) Categories of financial instruments

Consolidated
Financial assets	2007 $’000
Loans and receivables (including cash and cash equivalents)	5,598

At the reporting date there are no significant concentrations of credit risk. The carrying amount disclosed in this note represents the Group’s maximum exposure to credit risk for such receivables.

(d) Market risk

The Group’s activities expose it primarily to the financial risks of changes in foreign currency exchange rates (refer note 3 (d)). The Group does not enter into any derivative financial instruments to manage its exposure to interest rate and foreign currency risk.

(e) Foreign currency risk management

The Group undertakes certain transactions denominated in foreign currencies, hence exposures to exchange rate fluctuations arise. The Group does not manage these exchange rate exposures.

The carrying amount of the Group’s foreign currency denominated monetary items at the reporting date is as follows:

Assets 2007 $’000
US dollars	4,115

Quest Retail Technology Pty Ltd

Notes to the financial statements

23. Financial instruments (cont’d)

(f) Foreign currency sensitivity

The Group is mainly exposed to US dollars (USD).

The following table details the Group’s sensitivity to a 10% increase and decrease in the Australian Dollar against the relevant foreign currencies. The sensitivity analysis includes only outstanding foreign currency denominated monetary items and adjusts their translation at the period end for a 10% change in foreign currency rates. A positive number indicates an increase in profit or loss where the Australian Dollar strengthens against the respective currency.

USD Impact
Consolidated
2007 $’000
Profit and loss	412

(g) Credit risk management

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in financial loss to the Group. The Group has adopted a policy of only dealing with creditworthy counterparties and obtaining sufficient collateral where appropriate, as a means of mitigating the risk of financial loss from defaults. The Group’s exposure and the credit ratings of its counterparties are continuously monitored and the aggregate value of transactions concluded is spread amongst approved counterparties. Credit exposure is controlled by counterparty limits that are reviewed and approved by Management.

Trade receivables consist of a large number of customers, spread across various geographical areas. Ongoing credit evaluation is performed on the financial condition of accounts receivable.

(h) Liquidity risk management

The Group manages liquidity risk by maintaining adequate reserves and banking facilities by continuously monitoring forecast and actual cash flows and matching the maturity profiles of financial assets and liabilities.

Liquidity and interest risk tables

The following tables detail the Group’s remaining contractual maturity for its financial liabilities. The tables have been drawn up based on the undiscounted cash flows of the financial liabilities based on the earliest date on which the Group can be required to pay. The table includes both interest and principal cash flows. The adjustment column represents the possible future cash flows attributable to the instruments included in the maturity analysis which are not included in the carrying amount of the financial liability on the balance sheet.

	Weighted average effective interest rate %	Less than 1 year	Adjustment $’000	Total $’000
Non-interest bearing	—	899	—	899

The following table details the Group’s expected maturity for its non-derivative financial assets. The table below have been drawn up based on the undiscounted contractual maturities of the financial assets including interest that will be earned on those assets except where the Group anticipates that the cash flow will occur in a different period. The adjustment column represents the possible future cash flows attributable to the instrument included in the maturity analysis which are not included in the carrying amount of the financial asset on the balance sheet.

	Weighted average effective interest rate %	Less than 1 year	Adjustment $’000	Total $’000
Non-interest bearing (receivables)	—	4,236	—	4,236
Variable interest rate (cash and investments)	6.0%	1,408	—	1,408

Quest Retail Technology Pty Ltd

Notes to the financial statements

24. Key management personnel compensation

The aggregate compensation made to directors and other members of key management personnel of the company and the Group is set out below:

Consolidated
2007 $’000
Short-term employee benefits	150
Post-employment benefits	62

212

25. Related party transactions

Transactions between the Group and its related parties

During the financial year, the following transactions occurred between the Group and its other related parties:

The Group loaned funds to a related party (Quest Resources Pty Ltd) which was another Corporation owned by the sole Shareholder of Quest Retail Technology Pty Ltd. These funds were loaned to this other corporation at a interest free rate. These loans were repaid in full prior to the Groups year end, December 31, 2007 (refer note 22(b)). The related party does not form Part of the consolidated group.

26. Remuneration of auditors

Consolidated
2007 $
Auditor of the parent entity
Audit or review of the financial report	70,000

70,000

The auditor of Quest Retail Technology Pty Ltd is Deloitte Touche Tohmatsu.

27. Bank Guarantee

As of December 31, 2007, the Group had a bank guarantee in the amount of $200,000 for Automatic Data Processing Limited. This guarantee is for payroll and payroll related costs incurred by the Group.

28. Subsequent events

On January 3, 2008, Radiant Systems Inc. acquired the share capital of Quest Retail Technology Pty Ltd. As a result of this acquisition, a final dividend payment will be distributed to the sole shareholder. The final dividend will be distributed after 31 December 2007.